Exhibit 99.1

Nabriva Therapeutics Announces European Medicines Agency (EMA) Validation of Marketing Authorization Application for Lefamulin

DUBLIN, Ireland, June 24, 2019 —  Nabriva Therapeutics plc (NASDAQ: NBRV), a clinical-stage biopharmaceutical company engaged in the development of innovative anti-infective agents to treat serious infections, today announced that the European Medicines Agency (EMA) has determined that the Company’s Marketing Authorization Application (MAA) for the intravenous (IV) and oral formulations of lefamulin, a potentially first-in-class, semi-synthetic pleuromutilin antibiotic for the treatment of community-acquired pneumonia (CAP) in adults 18 years of age and older, is valid. Validation of the MAA confirms that the submission is sufficiently complete to begin the formal review process and an opinion of the EMA Committee for Medicinal Products for Human Use (CHMP) is anticipated in the next 12 to 15 months.

The EMA’s review of the application will follow the centralized marketing authorization procedure. If approved by the EMA, lefamulin will receive marketing authorization in all 28 member states of the European Union (EU), as well as in Norway, Liechtenstein and Iceland. If approved, Nabriva intends to work with a commercial partner to make lefamulin available to patients in the EU.

“We are grateful for the EMA’s quick validation of our MAA submission and look forward to working with the EMA during the MAA review process.  We are committed to providing European patients with CAP the potential option of short course treatment with IV or oral lefamulin” said Jennifer Schranz, M.D., Chief Medical Officer of Nabriva Therapeutics.”

Nabriva also has a New Drug Applications for lefamulin under review by the U.S. Food and Drug Administration (FDA) with an assigned Prescription Drug User Fee Act (PDUFA) action date of August 19, 2019 for both the IV and oral formulations of lefamulin for the treatment of community-acquired bacterial pneumonia (CABP).

About CAP

Approximately 3 to 4 million cases of pneumonia occur annually in the EU (Gibson et al, 2013). Data from the Global Burden of Disease 2015 Study reported that lower respiratory tract infections, including pneumonia, were the third most common cause of death worldwide and the most common cause of infectious death globally, claiming 3 million lives annually (GBD, 2016; WHO, 2018). The impact on morbidity and mortality associated with community-acquired pneumonia is magnified in older patients, where data have shown that mortality is associated with advancing age (Welte et al, 2012; Cillóniz et al, 2013; Ochoa-Gondar et al, 2008). Approximately 90% of deaths due to pneumonia occur in people over 65 years old (EC, 2009a).

About Lefamulin

Lefamulin is a semi-synthetic pleuromutilin antibiotic with potential to be first-in-class for systemic administration in humans discovered and developed by the Nabriva Therapeutics team. It is designed to inhibit the synthesis of bacterial protein, which is required for bacteria to grow. Lefamulin’s binding occurs with high affinity, high specificity and at molecular sites that are different than other antibiotic classes.  Based on results from its two global, Phase 3 clinical trials, Nabriva Therapeutics believes lefamulin is well-positioned for use as a first-line monotherapy for the treatment of CAP due to its novel mechanism of action, targeted spectrum of activity, resistance profile, achievement of substantial drug concentration in lung tissue and fluid, availability of oral and IV formulations and a generally well-tolerated safety profile.  Nabriva Therapeutics believes lefamulin represents a potentially important new treatment option for the approximately 3 to 4 million adults in the European Union and five to six million adults in the United States diagnosed with CABP each year.

About Nabriva Therapeutics plc

Nabriva Therapeutics is a biopharmaceutical company engaged in the development of innovative anti-infective agents to treat serious infections. Nabriva Therapeutics has two product candidates that are in late stage development: lefamulin, potentially the first systemic pleuromutilin antibiotic for CABP and CONTEPO (fosfomycin) for injection, a potential first-in-class epoxide antibiotic in the United States for complicated urinary tract infections (cUTIs) including acute pyelonephritis (AP). For more information, please visit https://www.nabriva.com.

Forward-Looking Statements

Any statements in this press release about future expectations, plans and prospects for Nabriva Therapeutics, including but not limited to statements about the timing of and outcome of the EMA’s review of the MAA for lefamulin, the ability of Nabriva Therapeutics to identify and engage a commercial partner in the EU; the development of Nabriva Therapeutics’ product candidates, such as the future development or commercialization of lefamulin and CONTEPO, the clinical utility of lefamulin for CABP and of CONTEPO for cUTI, plans for and timing of the review of regulatory filings, efforts to bring lefamulin and CONTEPO to market, the market opportunity for and the potential market acceptance of lefamulin for CABP and CONTEPO for cUTI, the potential benefits under its license agreement with Sinovant Sciences, the development of lefamulin and CONTEPO for additional indications, the development of additional formulations of lefamulin and CONTEPO, plans to pursue research and development of other product candidates, its ability to achieve any of the specified regulatory or performance milestones under its loan agreement with Hercules Capital, the sufficiency of Nabriva Therapeutics’ existing cash resources and other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including:  Nabriva Therapeutics’ reliance on third-party manufacturers to manufacture the clinical and commercial supply of its product candidates and the ability of such third parties to comply with applicable regulatory requirements; the content and timing of decisions made by the U.S. Food and Drug Administration, the EMA and other regulatory authorities, Nabriva Therapeutics’ ability to realize the anticipated benefits, synergies and growth prospects of its acquisition of Zavante Therapeutics, the uncertainties inherent in the initiation and conduct of clinical trials, availability and timing of data from clinical trials, whether results of early clinical trials or studies in different disease indications will be indicative of the results of ongoing or future trials, whether results of ZEUS will be indicative of results for any ongoing or future clinical trials and studies of CONTEPO, uncertainties associated with regulatory review of clinical trials and applications for marketing approvals, the availability or commercial potential of product candidates including lefamulin for use as a first-line empiric monotherapy for the treatment of CABP and CONTEPO for the treatment of cUTI, the ability to retain and hire key personnel, the sufficiency of cash resources and need for additional financing and such other important factors as are set forth in Nabriva Therapeutics’ annual and quarterly reports and other filings on file with the U.S. Securities and Exchange Commission. In addition, the forward-looking statements included in this press release represent Nabriva Therapeutics’ views as of the date of this press release. Nabriva Therapeutics anticipates that subsequent events and developments will cause its views to change. However, while Nabriva Therapeutics may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing Nabriva Therapeutics’ views as of any date subsequent to the date of this press release.

CONTACTS:

For Investors

Dave Garrett

Nabriva Therapeutics plc

david.garrett@nabriva.com

610-816-6657

For Media

Mike Beyer

Sam Brown Inc.

mikebeyer@sambrown.com